UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2022

Home Point Capital Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39964	90-1116426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2211 Old Earhart Road, Suite 250
Ann Arbor, Michigan 48105
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 616-6866

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0000000072 per share	HMPT	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02     Termination of a Material Definitive Agreement

On September 23, 2022, Home Point Financial Corporation (“HPF”), a wholly owned subsidiary of Home Point Capital Inc. (the “Company”), terminated the Master Repurchase Agreement and Securities Contract (the “MS Master Repurchase Agreement”), dated as of June 3, 2020, among HPF, as seller, Morgan Stanley Bank, N.A., a national banking association, as buyer, and Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, as agent for the buyer. The MS Master Repurchase Agreement provided for a maximum aggregate purchase price of $325.0 million and committed financing of $162.5 million. The parties mutually agreed to terminate the MS Master Repurchase Agreement prior to its scheduled maturity date of March 3, 2023. HPF did not incur any early termination penalties.

Morgan Stanley Bank, N.A. and certain affiliates of Morgan Stanley Bank, N.A. may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of its business for which they may receive customary fees and reimbursement of expenses.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME POINT CAPITAL INC.

Date: September 27, 2022

	By:	/s/ Mark S. Elbaum

	Name:	Mark S. Elbaum
	Title:	Chief Investment Officer